EMPLOYMENT AGREEMENT

AGREEMENT (this "Agreement") dated as of the 15th day of June, 2007, by and between **C J VISION ENTERPRISES, INC.**, a New York corporation with principal executive offices at 59 West 19th Street, 6th Floor, New York, New York 10011 (the "Company"), and **JONATHAN BOMSER**, residing at 130 West 87th Street, #2F, New York, New York 10024 ("Executive").

The Company and Executive desire to set forth in this Agreement the terms and conditions under which the Company shall employ Executive and Executive shall be employed by the Company during the term hereof.

In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1. Employment.

1.1 Effective Date. This Agreement shall become effective on June 15, 2007 (the "Effective Date").

1.2 Duties and Responsibilities. Commencing on the Effective Date Executive shall be employed by the Company on the terms and conditions set forth herein as its President and Chief Executive Officer. Executive shall also be a member of the Company's Board of Directors. In such capacity, Executive shall have chief executive authority for the Company's internet radio/music website and music ecommerce site and such additional authority consistent with such position, and undertake such duties and responsibility on behalf of the Company consistent with such position, all subject to an annual operating plan and budget to be approved by the Company's Board of Directors, and subject to such rules, regulations, policies, directions and restrictions as the Company may from time to time reasonably establish and of which Executive has had prior written notice.

1.3 Effort. Executive accepts such employment, and agrees that throughout the period of his employment by the Company he will devote substantially all his business time, attention, knowledge and skills, faithfully and to the best of his ability in furtherance of the business of the Company and he will perform the duties and services consistent with Executive's position. Executive shall at all times be subject to and observe such rules, regulations, policies, directions and restrictions as the Company may from time to time reasonably establish and of which Executive has had prior written notice. Notwithstanding anything in the foregoing or in Section 8 or 9 hereof, Executive may accept employment and compensation from, and perform services for, any business for up to ten (10) hours per month, including employment with or compensation from any entity with whom Executive currently has a business relationship, so long as such employment and services in no way conflict with the performance of his duties hereunder.

2. Term. Subject to the provisions for termination as set forth in Sections 10 and 11 below, Executive's employment by the Company shall continue for a period commencing as of the Effective Date and expiring on the third anniversary of the Effective Date (the "Initial Term"). Thereafter, the Term of this Agreement shall be automatically renewed for successive one-year periods (each, a "Renewal Period") unless either party gives notice of its intention not to renew by delivering written notice thereof to the other party not less than thirty (30) days prior to the expiration of Initial Term or the then existing Renewal Period. The Initial Term and any Renewal Periods shall be referred to herein as the "Term" of this Agreement.

3. Compensation. As full compensation for his services to the Company, as provided in Section 1 above, the Company will pay Executive the following compensation:

3.1 Base Salary. The Company will pay Executive a base salary of One Hundred Fifty Thousand Dollars ($150,000) per annum. Executive's base salary shall be payable in equal installments in accordance with the Company's normal payroll policy as in effect from time to time.

3.2 Bonus. Executive's participation in the Company's bonus pool with respect to each fiscal year shall be determined at the discretion of the Company's Board of Directors.

3.3 Stock Options. The Company shall reserve no less than ten percent (10%) of the Company's fully diluted common stock as of the Effective Date (the "Option Pool") for the grant of stock options to its senior management pursuant to an Employee Incentive Plan. Promptly upon the adoption by the Company of the Employee Incentive Plan, the Company shall grant Executive options to purchase no less than 40% of the Option Pool (the "Options"). The Options shall have an exercise price per share equal to the fair market value of a share as of the Effective Date, as determined by the Board of Directors in good faith. One third of the Options shall vest on the date they are granted (the "Grant Date"); another third shall vest on the first anniversary of the Grant Date, and the final third shall vest on the second anniversary of the Grant Date. The Options shall be granted pursuant to an agreement (the "Option Agreement") containing the above terms, containing customary provisions for cashless exercise of stock options, and also providing that upon (i) termination of Executive's employment by the Company without Cause, or (ii) or upon a "Change in Control" (as hereinafter defined) (either event, a "Termination Event"), then any Options not yet vested shall immediately vest, and, to the extent then exercisable, all such Options shall remain exercisable until the earlier of the tenth anniversary of the Effective Date or the second anniversary of the Termination Event. The Employee Incentive Plan shall be adopted, and the Option Agreement shall be completed and executed, no later than July 31, 2007.

"Change in Control " means any of the following: (i) the sale, lease, exchange, transfer or other disposition, either directly or indirectly, of assets constituting all or substantially all of the assets of the Company to a Person or group of Persons not controlled by the

Company; (ii) any merger, consolidation or other business combination, or refinancing or recapitalization of the Company that results in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction; or (iii) any Person or Persons acting together or which would constitute a "group" for the purposes of Section 13(d) of the Exchange Act, together or with any Affiliates thereof, other than the beneficial owners of Common Stock as of the Closing Date, and their respective Affiliates, beneficially owning (as defined in Rule 13d-3 of the Exchange Act) or controlling, directly or indirectly, all of the voting power of all classes of capital stock entitled to vote generally in the election of directors of the Company.

4. Benefit Plans; Vacation. Executive shall be entitled to participate under the terms thereof in all plans adopted for the general benefit of the Company's employees or executive employees, such as pension plans, medical plans, disability plans, investment plans and group or other insurance plans and benefits, to the extent that Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. For each year during the term hereof, Executive shall be entitled to paid vacation in accordance with the Company's standard policy for senior executive officers.

5. Expenses. The Company shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, commensurate with his status as a senior executive, upon submission of appropriate vouchers and receipts in accordance with company policy. Such expenses shall include travel, and entertainment and expenses.

6. Insurance. The Company intends to procure and maintain directors and officers liability insurance, and agrees to use reasonable commercial efforts to obtain such insurance promptly after the date hereof.

7. Confidential Information. Executive will treat as confidential all information, knowledge and data relating to or concerned with the Company's operations, sales, business and affairs which the Company maintains as confidential and is recognized as confidential by applicable law ("Confidential Information"). Executive will not at any time hereafter prior to three (3) years after the termination of his employment hereunder, disclose or divulge any such information, knowledge or data to any person, firm or corporation, other than to the Company or its designees or except as may otherwise be required or approved for Executive's disclosure in connection with the business and affairs of the Company and its affiliates. Notwithstanding anything in the foregoing to the contrary, such information as is generally known or becomes known through no fault of Executive in the industry or to the public, and such information as may be disclosed by court order or otherwise under legal compulsion, shall not be considered Confidential Information pursuant to this Section 7; and at no time shall any information known by Executive prior to his employment hereunder be considered Confidential Information pursuant to this Section 7.

8. Conflicts of Interest. During the term of this Agreement, Executive will not have any material interest in or be employed by or accept any remuneration, compensation or fees from any person, firm or business entity with whom the Company maintains or establishes any business relationship, including any customer or supplier of the Company. Executive will not accept any substantial gift, emolument or gratuity from any person, business or firm with whom the Company has any business dealing, other than customary business entertainment.

9. Restrictive Covenants. During his employment hereunder, Executive shall not, directly or indirectly, perform services as an employee for, own, manage, operate, join, control, participate in, or invest in, an entity which is engaged in the business of designing or operating an internet radio/music website and music ecommerce site. In addition, Executive shall not, during the term of his employment and for a period of six (6) months thereafter, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others, solicit or induce any employee of the Company to terminate his or her employment with the Company, or solicit or induce any customer or any other person or entity which is a party to an agreement or contractual relationship with the Company or any of its affiliates to discontinue, terminate or cancel any contractual relationship with the Company or any of its affiliates. Nothing herein shall be deemed to limit Executive's obligations or the Company's rights at law.

Executive also acknowledges that the provisions of this Section 9 and the provisions of Sections 7 and 8 above are reasonable for the protection of the Company. Executive therefore expressly agrees that the Company shall be entitled to injunctive or other equitable relief to prevent the breach or threatened breach by him of the provision of these paragraphs and to secure their enforcement. Nothing contained herein shall prevent Executive from opposing any application for injunctive or other equitable relief based upon a contest of facts alleged by the Company in support of its application or upon facts alleged by Executive in opposition to such application.

10. Termination for Cause; Voluntary Termination by Executive; Death or Disability.

10.1 Termination for Cause; Voluntary Termination by Executive. The Company may terminate Executive's employment hereunder forthwith upon written notice for "Cause". For purposes of this Agreement "Cause" shall mean: (i) commission of any act of material fraud by Executive in the course of his employment hereunder; (ii) willful failure or refusal by Executive to comply with or perform any of his material obligations hereunder, or willful failure by Executive to comply with a reasonable written direction, instruction or requirement of the Board of Directors or the CEO of the Company which failure, refusal or neglect, if curable, is not fully and completely cured to the reasonable satisfaction of the Company upon five days' prior written notice to Executive; (iii) conviction or plea of no contest by Executive to any felony involving fraud, dishonesty, larceny, misappropriation of funds or embezzlement; or (iv) breach of

Section 7, 8 or 9 of this Agreement. Executive may voluntarily terminate his employment hereunder upon ninety (90) days prior written notice to the Company.

10.2 Effect of Termination for Cause or Voluntary Termination. If Executive's employment by the Company shall be terminated for Cause pursuant to this Section 10, or in the event of voluntary termination by Executive of his employment, Executive shall be entitled to receive only the base salary actually earned and payable to him pursuant to Section 3.1 above through the date of termination of his employment, together with any approved unreimbursed business expenses and other accrued employee benefits through the date of Executive's termination; except as provided below, Executive shall not thereafter be entitled to receive any further salary, bonuses, expenses, benefits or other compensation of any kind hereunder.

10.3 Effect of Termination By Reason of Executive's Death or Disability. If Executive's employment by the Company shall be terminated by reason of Executive's death or disability, Executive shall be entitled to receive only the base salary and bonus actually earned and payable to him pursuant to Sections 3.1 and 3.2 above through the date of termination of his employment, together with any approved unreimbursed business expenses and other accrued employee benefits through the date of Executive's termination; except as provided below, Executive shall not thereafter be entitled to receive any further salary, bonuses, expenses, benefits or other compensation of any kind hereunder.

10.4 Effect on Stock Options Previously Vested. Anything in the foregoing to the contrary notwithstanding, nothing in this Section 10 or in any other provision of this Agreement shall be deemed to limit or otherwise nullify any Options already vested in Executive.

11. Termination For Other Reason. If the Company shall terminate Executive's employment other than for Cause, Executive shall be entitled to receive, within sixty (60) days of termination, as damages and as his exclusive remedy on account of such termination, in addition to all earned but unpaid base salary and bonus and any Options which already vested or were to vest within sixty (60) days of such termination, three (3) months of Executive's base salary. Executive shall have no duty to mitigate any severance amounts to be paid under this Section 11, nor shall the Company have any right of set-off regarding such severance amounts.

12. Assignment. Neither this agreement nor the right to receive any payments hereunder may be assigned by Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger or to the purchaser of all or substantially all of the assets and business of the Company.

13. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to

the parties at their addresses set forth above. Either of the parties hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent by mail shall be the date of the posting of the mail, except that notice of an address change shall be deemed given when received.

14. Waiver. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

15. Governing Law/Arbitration. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the principles of conflict of law thereof. If there is a dispute as to any matter and the parties cannot reach a resolution through good faith discussion within fifteen (15) days of commencement of such discussion, the parties shall enter into non-binding mediation before a single mediator, who is a member of the CPR Panel of Distinguished Neutrals who serves on the specialized Employment Panel for the CPR Institute for Dispute Resolution who is also a resident of the greater New York metropolitan area, who is mutually-agreed upon by Parties to resolve such dispute. If (i) within fifteen (15) days of commencement of mediation, a resolution cannot be reached through good faith discussions or (ii) within fifteen (15) days a mediator cannot be agreed upon by the Parties after engaging a good faith process to select such mediator, then, in either case, either party may request binding, expedited arbitration by notifying the other party consistent with the notice of provisions hereof; provided, however, neither party may request arbitration if such party has not acted in good faith in respect of the mediation or the mediation process. The dispute shall be heard and determined by a single arbitrator, selected jointly by Executive and the Company in accordance with any American Arbitration Association National Rules then applicable to the Resolution of Employment Disputes, in the City of New York. The arbitrator must agree to and shall hear evidence from the parties during no more than a fifteen (15) day period, and render a binding decision within fifteen (15) days thereafter. The arbitrator shall not be bound by, but may apply, the rules of evidence of the State of New York, but must agree to and shall be bound by the substantive law applicable to this Agreement. The reasonable fees of the arbitrator or the American Arbitration Association shall be paid by the Company, except that such fees shall be shared equally by the Company and the Executive in the event the arbitrator rules substantially against Executive in such dispute. Subject to applicable law, the parties agree that the decision of the arbitrator shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction.

16. Partial Invalidity. If any clause, paragraph, section or part of this agreement shall be held or declared to be void, invalid or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this agreement.

17. Entire Agreement/Modifications. This agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements regarding Executive's employment by the Company. Executive acknowledges and agrees that the Company has not made and is not making, and in executing this agreement Executive has not relied upon, any representations, promises or inducements except to the extent that the same are expressly set forth in this agreement. This agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

IN WITNESS WHEREOF, the parties have signed this agreement as of the date and year first above written.

C J VISION ENTERPRISES, INC.

By:____________________________
Name:
Title:

EXECUTIVE

____
Jonathan Bomser